Exhibit 99.1

LeMaitre Q1 2017 Record Sales $24.1 mm (+19%), Net Income $3.2 mm (+49%)

BURLINGTON, MA, April 26, 2017 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2017 results, provided guidance, and announced a $0.055/share dividend.

Q1 2017 Results

•	Record sales of $24.1mm, +19% vs. Q1 2016

•	Operating income of $4.2mm vs. $3.3mm, +27%

•	Net income of $3.2mm vs. $2.2mm, +49%

•	Earnings of $0.16 per diluted share vs. $0.11, +42%

•	EBITDA of $5.2mm vs. $4.1mm, +26%

•	Cash & equivalents up $1.5mm during the quarter to $25.8mm

Q1 2017 sales of $24.1mm increased 19% (+13% organic) vs. Q1 2016. XenoSure, RestoreFlow and AnastoClip led growth. Sales in the Americas were up 26% while international sales increased 9%.

Gross margin increased to 71.9% in Q1 2017 from 70.9% in Q1 2016, primarily due to manufacturing efficiencies.

Operating expenses in Q1 2017 were $13.2mm, a 19% increase vs. the year-earlier quarter driven by acquisition-related costs and professional fees. The Company ended the quarter with 95 sales reps vs. 92 at the end of Q1 2016.

George W. LeMaitre, Chairman and CEO said, “We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

	Previous Guidance (2/21/2017)	Current Guidance
Q2 2017 Sales	N/A	$25.4mm (+13% reported, +10% organic)
Q2 2017 Gross Margin	N/A	70.0%
Q2 2017 Operating Income	N/A	$4.8mm (+27%)
Q2 2017 Earnings Per Share	N/A	$0.17 (+27%)
2017 Sales	$99.0mm (+11% reported, +9% organic)	$100.5mm (+13% reported, +9% organic)
2017 Gross Margin	71.5%	71.5%
2017 Operating Income	$20.0mm (+22%)	$20.0mm (+22%)
2017 Earnings Per Share	N/A	$0.70 (+27%)

Quarterly Dividend

On April 24, 2017, the Company’s Board of Directors approved a quarterly dividend of $0.055/share of common stock. The dividend will be paid June 8, 2017 to shareholders of record on May 24, 2017.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 7880736. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2017 and 2017 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$25,810	$24,288
Accounts receivable, net	14,090	13,191
Inventory	20,596	19,578
Prepaid expenses and other current assets	2,008	1,970

Total current assets	62,504	59,027

Property and equipment, net	9,279	8,012
Goodwill	23,629	23,426
Other intangibles, net	9,524	9,897
Deferred tax assets	1,421	1,399
Other assets	165	163

Total assets	$106,522	$101,924

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,220	$1,217
Accrued expenses	8,286	8,804
Acquisition-related obligations	259	461

Total current liabilities	10,765	10,482

Deferred tax liabilities	1,941	1,941
Other long-term liabilities	2,198	2,001

Total liabilities	14,904	14,424

Stockholders’ equity
Common stock	202	200
Additional paid-in capital	86,683	85,378
Retained earnings	17,526	15,335
Accumulated other comprehensive loss	(3,963)	(4,583)
Treasury stock	(8,830)	(8,830)

Total stockholders’ equity	91,618	87,500

Total liabilities and stockholders’ equity	$106,522	$101,924

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2017	March 31, 2016
Net sales	$24,139	$20,258
Cost of sales	6,786	5,902

Gross profit	17,353	14,356

Operating expenses:
Sales and marketing	6,954	6,273
General and administrative	4,548	3,337
Research and development	1,658	1,446

Total operating expenses	13,160	11,056

Income from operations	4,193	3,300

Other income (loss):
Other income (loss), net	46	(35)

Income before income taxes	4,239	3,265

Provision (benefit) for income taxes	1,020	1,099

Net income	$3,219	$2,166

Earnings per share of common stock
Basic	$0.17	$0.12

Diluted	$0.16	$0.11

Weighted - average shares outstanding:
Basic	18,631	18,336

Diluted	19,707	18,860

Cash dividends declared per common share	$0.055	$0.045

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2017		March 31, 2016
	$	%	$	%
Net Sales by Geography
Americas	$14,980	62%	$11,877	59%
International	9,159	38%	8,381	41%

Total Net Sales	$24,139	100%	$20,258	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2017
Net sales as reported	$24,139
Impact of currency exchange rate fluctuations	285
Net impact of acquisitions excluding currency	(1,501)

Adjusted net sales		$22,923

For the three months ending March 31, 2016
Net sales as reported	$20,258
Net impact of divestitures excluding currency	—

Adjusted net sales		$20,258

Adjusted net sales increase for the three months ending March 31, 2017		$2,665	13%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2017
Net sales per guidance	$25,400
Impact of currency exchange rate fluctuations	456
Net impact of acquisitions excluding currency	(1,200)

Adjusted net sales		$24,656

For the three months ending June 30, 2016
Net sales as reported	$22,389
Net impact of divestitures excluding currency	—

Adjusted net sales		$22,389

Adjusted net sales increase for the three months ending June 30, 2017		$2,267	10%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2017
Net sales per guidance	$100,500
Impact of currency exchange rate fluctuations	988
Net impact of acquisitions excluding currency	(4,476)

Adjusted net sales		$97,012

For the year ending December 31, 2016
Net sales as reported	$89,151
Net impact of divestitures excluding currency	—

Adjusted net sales		$89,151

Adjusted net sales increase for the year ending December 31, 2017		$7,861	9%

	For the three months ended
	March 31, 2017	March 31, 2016
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$3,219	$2,166
Interest income	(20)	(15)
Amortization and depreciation expense	979	881
Provision for income taxes	1,020	1,099

EBITDA	$5,198	$4,131

EBITDA percentage increase		26%